Share Purchase Agreement

among

ASIA SPECIAL SITUATION ACQUISITION CORP.

and

MARSEILLES CAPITAL LLC

and

MARSHALL MANLEY

THIS AGREEMENT (“Agreement”) is entered into as of the 1st day of January 2010 (the “Effective Date”) by and among

ASIA SPECIAL SITUATION ACQUISITION CORP., a Cayman Islands corporation (the "Company") with offices c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman

and

MARSEILLES CAPITAL LLC, a Florida limited liability company ("Marseilles”), with offices at 2475 Marseilles Drive, Palm Beach Gardens, Florida 33410;

and

MARSHALL MANLEY, an individual (“Manley”), having an address at 2475 Marseilles Drive, Palm Beach Gardens, Florida 33410.

WITNESSETH;

WHEREAS, Marseilles wishes to purchase ordinary shares of capital stock, $0.0001 par value per share (the “Ordinary Shares”) of the Company, and the Company wishes to sell to Marseilles such Ordinary Shares, all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, Manley is the sole member and manager of Marseilles, and at the request of the Company is willing to accept the position of Chief Executive Officer of the Company, all upon the terms and conditions of a separate five (5) year employment agreement between the Company and Manley, dated of January 1, 2010 and ending December 31, 2014 (the “Manley Employment Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth, it is hereby agreed as follows:

1.1	As used in this Agreement:

(a)	The term “Affiliate” shall mean any individual, firm, corporation, partnership or other entity (each a “Person”) controlled by, controlling or under common control with, any other Person.

(b)
The term “Company Group” shall mean the Company and its consolidated direct and indirect Subsidiaries, now existing or hereinafter acquired or formed during the Term of this Agreement, including without limitation, Amalphis Group, Inc., Northstar Group Holdings, Inc. and the direct and indirect Subsidiaries of such entities.

(c)
The term “Businesses” shall mean the ownership and operation of, or investment in any of the following businesses (i) any insurance or reinsurance companies or providers of specialty insurance products, or (ii) the management of hedge funds or related investment funds that make or invest in secured or unsecured loan portfolios, invest in or develop real estate or invest in other securities or funds.

(d)
The term “Sale of Control” shall mean the Transfer or sale of all or substantially all of the assets or securities of the Company or the Company Group, whether through asset sale, sale of Ordinary Shares, merger, consolidation, combination or tender offer, in any transaction or series of transactions pursuant to which the ability to designate a majority of the members of the board of directors of the Company or the Company Group shall be vested in any person, firm, corporation or other entity that is not an Affiliate of the Company or the Company Group.

(e)
The term “Subsidiary” shall mean any one or more person, firm or corporation, a majority of the equity, members interests, partnership interests or share capital of which is owned directly or indirectly (through another Subsidiary) by the Company.

2	Sale and Purchase of Subject Shares

2.1
The Company hereby agrees to sell to Marseilles and Marseilles hereby agrees to purchase from the Company an aggregate of Five Million Three Hundred And Thirty Three Thousand, Three Hundred and Thirty-Three (5,333,333) Ordinary Shares of the Company (the “Subject Shares”).

2.2
The purchase price for the Subject Shares shall be the sum of Three Dollars and Seventy-Five Cents ($3.75) per Subject Share (the “Per Share Price”), or an aggregate of Twenty Million $20,000,000) Dollars for all of the Subject Shares (the “Total Purchase Price”).

2.3	Marseilles shall pay the Total Purchase Price for the Subject Shares by delivery of its non-interest bearing share subscription note due December 31, 2015 (the “Note”); which Note:

(a) shall be subject to mandatory prepayment, in whole or in part, at the rate of $3.75 per Subject Share, as and to the extent that any of the Subject Shares shall be sold or otherwise transferred or exchanged for cash consideration (whether in connection with a share exchange, merger, consolidation or like combination) by Marseilles or its Affiliate(s), including Manley;

(b) for the period commencing on June 30, 2010 and ending December 31, 2015, and quarterly thereafter on the last day of each September, December, March and June until December 31, 2015 (each a “Quarterly Prepayment Date”), may be prepaid, at the sole option and discretion of Marseilles or its Affiliate, either in cash or by returning to the Company a portion of the Subject Shares (but in no event greater than 1,066,667 of such Subject Shares on any one or more Quarterly Prepayment Date) valued at the greater of (i) the closing price of Company Ordinary Shares, as then traded on the NYSE:Amex Exchange, the New York Stock Exchange, the Nasdaq Stock Exchange, the FINRA OTC Bulletin Board or any other recognized national or international stock exchange (each a “Stock Exchange”), or (ii) the consolidated shareholders’ equity of the Company and its Subsidiaries as at each Quarterly Prepayment Date;

(c) shall be secured solely by those of the Subject Shares that have not been paid for either in cash or in accordance with Section 2(b) above, pursuant to a pledge agreement in the form of Exhibit A hereto and made a part hereof; and

(d) shall be in the form of Note annexed hereto as Exhibit B and made a part hereof; provided, that the Note shall be canceled in its entirety in the event the acquisitions of either Amalphis Group, Inc. and Northstar Group Holdings, Inc. do not close on or before January 22, 2010.

2.4
Notwithstanding anything to the contrary express or implied contained in this Agreement, except with respect to the pledge of the Subject Shares, neither Marseilles nor Manley or any of their other assets or properties shall be personally liable pursuant to this Agreement.

3	Restriction on Sale; Right of Redemption

3.1
Redemption of Subject Shares. Notwithstanding anything to the contrary set forth in this Agreement, in the event that for any reason, other than his death, “permanent disability” or resignation for “good cause” (as those terms are defined in the Manley Employment Agreement), during the thirty-six (36) month period that commenced on the Effective Date of this Agreement and ends on December 31, 2010 (the “Redemption Period”), Manley shall cease to perform his services as the Chief Executive Officer and a director of the Company or the Company Group, the Company shall have the right, upon ten (10) days prior written notice to Marseilles and/or any other holder(s) of the Subject Shares (each a “Shareholder”) to redeem and repurchase from the Shareholder(s), that number of the Subject Shares as shall be  determined by multiplying (a) 148,148 (representing 1/36 of all Subject Shares), by (b) the number of months remaining from (i) the month in which termination of Manley’s employment occurred, to (ii) December 2012 (the “Redemption Shares”).  In the event and to the extent that any of the Subject Shares shall be subject to redemption and repurchase by the Company, the redemption price per share shall be $3.75 per Subject Share (the “Per Share Redemption Price”), and the total amount payable (the “Redemption Amount”) shall be the product of multiplying (i) the Per Share Redemption Price, by (ii) the number of Redemption Shares being repurchased by the Company.  Such Redemption Amount shall be payable by an appropriate reduction in the outstanding amount of the Note.

3.2
Restrictions on Transfer. Except for transfers of Subject Shares to Manley or any trust established by Manley for the benefit of  his spouse or children or to the beneficiaries of the last will and testament of Manley (each a “Permitted Transferee”), except in connection with a Sale of Control, for period ending December 31, 2010, neither Marseilles nor any Permitted Transferee shall consummate any sale, assignment, pledge, hypothecation or other transfer (collectively, “Transfer”) of any of the Subject Shares.  Following December 31, 2010, Marseilles, Manley or another Shareholder may effect Transfers of only such number of Subject Shares that are no longer subject to redemption pursuant to Section 3.1 above (the “Vested Shares”).

3.3
Reservation of Subject Shares.  The Company shall cause the Company to keep reserved a sufficient number of Ordinary Shares from its the authorized and unissued Ordinary Shares to provide for the issuance of the Subject Shares pursuant to this Agreement.  The Company shall deliver one or more stock certificates evidencing such Subject Shares to Marseilles on or before January 15, 2010; all of which Subject Shares shall be duly authorized, validly issued, fully paid and non-assessable Ordinary Shares of the Company.

3.4
Registration of Subject Shares. The Company shall register all of the Subject Shares for resale under the Securities Act of 1933, as amended, pursuant to the terms of the Registration Rights Agreement in the form of Exhibit B annexed hereto and made a part hereof.

3.5	Legends on Subject Shares. Each of Marseilles and Manley agree that the following legends shall appear on the certificates evidencing the Subject Shares:

“THE SECURITIES OF THE CORPORATION EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT DECLARED EFFECTIVE UNDER THE ACT, OR BASED UPON AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION OF SUCH SECURITIES IS NOT REQUIRED UNDER THE ACT.”

“TRANSFER OF THE SECURITIES OF THE CORPORATION EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO A SHARE PURCHASE AGREEMENT BETWEEN THE CORPORATION AND OTHER PARTIES, DATED AS OF JANUARY 1, 2010; A TRUE COPY OF WHICH AGREEMENT IS AVAILABLE AT THE OFFICES OF THE CORPORATION.”

4.	Representations.

4.1
Each of Marseilles and Manley hereby represents and warrants that this Agreement complies with all, and does not violate any, laws and regulations, including, without limitation, the securities laws and regulations that are binding upon either Marseilles or Manley, and each agrees to take any and all action necessary to maintain such compliance.

4.2
Manley hereby represents and warrants that he is an accredited investor (as that term is defined in Regulation D and Rule 144 promulgated under the Securities Act of 1933, as amended, is familiar with the Businesses, and the risks of investment in the Company securities, is causing Marseilles to purchase the Subject Shares for investment and not with a view  to the distribution or resale thereof.

4.3
The Company hereby represents and warrants that this Agreement complies with all, and does not violate any, laws and regulations, including, without limitation, the securities laws and regulations, and agrees to take any and all action necessary to maintain such compliance.

4.3
The Company has furnished to Marseilles and Manley a true copy of a draft of proxy statement and related exhibits in connection with the Company’s contemplated acquisition of entities engaged in the Businesses.  Such proxy statement, as and when mailed to the shareholders of the Company, will be complete and accurate in all material respects, will not contain any material misleading statements, or fail to include any statements or disclosures the omission of which would make the statements contained therein, materially misleading.

5.
Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Purchaser as follows, each of which is true and correct in all material respects at Closing:

5.1
Valid Corporate Existence; Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power to carry on its businesses as now conducted and to own its assets.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions in which the Company is required to qualify in order to own its assets or properties or to carry on its businesses as now conducted, except where the failure to qualify would not have a material adverse effect on the business of the Company taken as a whole, and, to the best of the Company's  knowledge, there has not been any claim by any other jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein.

5.2
Capitalization.  The authorized capital stock of the Company consists of _____ shares of common stock, and no shares of preferred stock, par value $______ per share, of which there are _________ shares of common stock issued and outstanding.  All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable.  There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company is a party or by which such persons are bound, calling for the issuance, transfer, sale or other disposition of any class of securities of the Company.  There are no outstanding securities of the Company convertible or exchangeable, actually or contingently, into shares of common stock, or any other securities of the Company.

5.3
Consents.  There are no consents of governmental or other regulatory agencies, foreign or domestic or of other parties required to be received by or on the part of the Company to enable it to enter into and carry out this Agreement in all material respects.

5.4
Corporate Authority; Binding Nature of Agreement; Title to the Common Stock, etc.  The Company has the power to enter into this Agreement and to carry out its  obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors.  Upon execution of this Agreement by the Company, no other corporate proceeding on the part of the Company is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement constitutes the valid and binding agreement of the Company and is enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting the rights of creditors and subject to general principles of equity.

5.5
No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company; (ii) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any material agreement or, other material document or undertaking, oral or written to which the Company is a party or by which the Company or any of its respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained); or (iii) violate any judgment, order, injunction, decree or award against, or binding upon, the Company or upon its properties or assets.

6.	Miscellaneous

6.1         The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, including any conflict of law rule or principle that would refer to the laws of another jurisdiction.

6.2         Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled exclusively by arbitration, in accordance with the then prevailing rules of the American Arbitration Association in Palm Beach County, Florida.  The decision and award of the arbitrator(s) shall be final and binding upon the parties hereto and may be enforced by any federal or state court of competent jurisdiction in Florida.

6.3         This Agreement may be executed by facsimile transmission in any one or more counterparts, each of which shall be deemed to be an original fully executed document.

6.4         The failure of any party to insist upon strict performance of any one or more of the terms and provisions of this Agreement shall not be construed as a waiver or relinquishment for the future of any such term or provision, and the same shall continue in full force and effect.

6.5         Neither Marseilles nor Manley, on the one hand, nor the Company, on the other hand, shall assign this Agreement to any extent without the prior written consent of the other party or parties hereto.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, heirs and/or assigns.

6.6         Trust Fund.  Notwithstanding anything to the contrary express or implied contained in this Article VIII or elsewhere in this Agreement, neither Marseilles nor Manley nor any of their respective Affiliates shall have any lien, security interest, claim against or any other right to (a) any of the maximum $115.0 million principal amount of the proceeds held in that certain trust administered and maintained by Continental Stock Transfer & Trust Company, as trustee (and any successor trust or substitute arrangement) for the benefit of the public shareholders of ASSAC (the “Trust”), or (b) any interest earned on such maximum $115.0 million principal amount of proceeds held in the Trust.  Each of Marseilles and Manley and their Affiliates, do hereby expressly waive and relinquish any claim or other rights to the Trust, its corpus or any interest earned thereon.

6.7         Entire Agreement.  This Agreement and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, this Agreement has been executed the date any year first above written in the State of Florida.

The Company:		The Marseilles:

ASIA SPECIAL SITUATION		MARSEILLES CAPITAL LLC
ACQUISITION CORP.

By:	/s/ Gary T. Hirst	By:	/s/ Marshall Manley
	Gary T. Hirst, President		Marshall Manley, Manager and Member

/s/ Marshall Manley
MARSHALL MANLEY